United States
Securities and Exchange Commission
Washington, DC 20549

SCHEDULE 14A INFORMATION

Consent Revocation Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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PRESIDENTIAL LIFE CORPORATION
(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Second Independent Proxy Advisory Firm Recommends Stockholders REJECT Herbert Kurz’s Consent Solicitation

PROXY Governance Recommends Stockholders Revoke Consents
Using the GOLD Consent Revocation Card

Nyack, N.Y. (December 30, 2009) — Presidential Life Corporation (Nasdaq: PLFE), a leading life insurance company, today announced that PROXY Governance Inc. recommends that stockholders reject all of the proposals put forward by Mr. Herbert Kurz by revoking consents using the GOLD Consent Revocation Card.  PROXY Governance’s analyses are relied upon by investment advisors, mutual funds, pension funds, money managers, and other fiduciaries.

In its December 29th report, PROXY Governance calls Mr. Kurz’s strategic plan “unimpressive”; states that his core allegation against Presidential Life “has some substantial credibility challenges”; and describes some of his explanations as “Kafkaesque”.  In contrast, PROXY Governance says that the strategic plan currently being implemented by Presidential Life’s board and management team is “a more compelling growth strategy than the one proposed by the dissidents”.  Finally, the report states that Presidential Life’s board “has demonstrated a healthy awareness of its strategic responsibilities, and should be granted additional latitude to pursue its strategic plan.”1

On December 24, 2009, Glass Lewis & Co., another independent proxy advisory firm, issued a similar analysis, recommending that its clients revoke consents using the company’s GOLD Consent Revocation card.

“We are very pleased that both PROXY Governance and Glass Lewis have recommended stockholders reject all of the proposals solicited by Mr. Kurz,” said William M. Trust, Jr., the Lead Independent Director of the Board.  “We are continuing to deliver against our three-year strategic plan and we are delighted that independent governance and voting advisory services recognize the actions we have taken to-date and accomplishments achieved.”

1 Permission to use the quotations was neither sought nor obtained

For questions or assistance in voting their shares, Presidential Life stockholders can call the Company’s proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.

Safe Harbor Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements about our future plans and business strategy and expected or anticipated future events and performance.  These forward-looking statements involve risks and uncertainties that are discussed in our filings with the Securities and Exchange Commission, including economic, competitive, legal and other factors.  Accordingly, there is no assurance that our plans, strategy and expectations will be realized.  Actual future events and results may differ materially from those expressed or implied in forward-looking statements.

About Presidential Life
Presidential Life Corporation, through its wholly owned subsidiary Presidential Life Insurance Company, is a leading provider of fixed deferred and immediate annuities and life insurance products to financial service professionals and their clients.  Headquartered in Nyack, New York, the Corporation was founded in 1969 and, through the Insurance Company, markets its product in 49 states and the District of Columbia.  For more information, visit our website www.presidentiallife.com.

Contacts
Brunswick Group
Stan Neve / Greg Faje
212-333-3810

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